UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2020

Safeguard Scientifics, Inc.

(Exact Name of registrant as Specified in Charter)

Pennsylvania	1-5620	23-1609753
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer ID No.)

One Radnor Corp. Ctr., Suite 110 100 Matsonford Rd. Radnor, PA	19087
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 610-293-0600

Not applicable

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock ($.10 par value)	SFE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 2.06 Material Impairments

On April 2, 2020, Safeguard Scientifics, Inc. (the “Company”) determined that it expects to incur non-cash impairment charges of $5 to $12 million during the three months ended March 31, 2020 related to several digital media and other ownership interests due to a more challenging merger and acquisition market that is generally reducing valuation expectations and extending exit timelines.  In one case, multiple potential buyers indefinitely delayed their proposals due to uncertainties impacting their businesses related to COVID-19 and the related uncertain economic impact.  The management teams of the entities in which the Company holds such interests are continuing to take actions to respond to the rapidly changing environment, including implementing cost reduction efforts, securing additional capital or other actions, which could mitigate some of the expected impacts.

ITEM 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 30, 2020, the Company entered into an employment agreement (the “Salzman Agreement”) with Eric Salzman. The Salzman Agreement provides for the terms and conditions of Mr. Salzman’s employment with the Company and his appointment, effective as of April 1, 2020, as the Company’s Chief Restructuring Officer.

Mr. Salzman, age 53, had been providing consulting services to the Company since November 21, 2019. Mr. Salzman has over 25 years of experience in M&A, restructuring and special situations investing at several firms including Credit Suisse Asset Management and Lehman Brothers.  Most recently, Mr. Salzman has been the Managing Member of SarniHaan Capital Partners LLC, a boutique consulting firm that provides high impact strategic advice to investment funds as well as public and private technology companies. Prior to establishing SarniHaan Capital Partners LLC in 2011, Mr. Salzman was a Managing Director in Lehman Brothers’ Private Equity and Principal Investing Group and its Global Trading Strategies Division.  Mr. Salzman currently serves on the board of 8x8, Inc, Carnegie Learning, Inc. and SolAero Technologies Corp.  Mr. Salzman earned a B.A. Honors from the University of Michigan and an MBA from Harvard University.

Pursuant to the terms of the Salzman Agreement, Mr. Salzman will serve as Chief Restructuring Officer for an initial six-month term ending on October 1, 2020 (the “Initial Term”). The Initial Term will be automatically extended for up to three consecutive six-month terms through April 1, 2022 unless otherwise terminated by Mr. Salzman or the Company.

Under the terms of the Salzman Agreement, Mr. Salzman will receive an annual base salary equal to $540,000. In addition, Mr. Salzman is entitled to receive (i) a fully vested stock grant for 8,000 shares of the Company’s common stock under the Company’s 2014 Equity Compensation Plan and (ii) a restricted stock unit grant representing a right to receive 20,000 shares of the Company’s common stock, which will vest and become payable ratably over the Initial Term, subject to Mr. Salzman’s continued employment.  Mr. Salzman is eligible to receive an additional restricted stock unit grant representing a right to receive 20,000 shares of the Company’s common stock for each six-month term after the Initial Term. Under the Salzman Agreement, Mr. Salzman also may be eligible to receive 20,000 fully-vested shares of the Company’s common stock at the end of the Initial Term and any additional six-month term based on Mr. Salzman’s performance, in the sole discretion of the Board (the “Discretionary Stock Grant”). During the Initial Term, Mr. Salzman is not eligible to participate in any of the Company’s annual incentive programs or plans. Mr. Salzman will be eligible to participate in the Company’s welfare and benefit plans generally available to the Company’s executive employees.

The Salzman Agreement provides that if Mr. Salzman is terminated without “Cause” (as defined in the Salzman Agreement) or resigns for “Good Reason” (as defined in the Salzman Agreement), Mr. Salzman will be paid an amount equivalent to the unpaid portion of his base salary which would have been payable for the remainder of the Initial Term or additional six-month term, as applicable. Any restricted stock unit grants awarded prior to Mr. Salzman’s termination date and not previously vested and paid will immediately vest upon Mr. Salzman’s termination. In addition, Mr. Salzman will receive a fully-vested stock grant representing the pro-rated portion of the Discretionary Stock Grant for such term.

On March 31, 2020, Robert J. Rosenthal, Ph.D., the Chairman of the Company’s Board of Directors (the “Board”), was appointed as the Company’s Executive Chairman and Principal Executive Officer, effective April 1, 2020. The Company entered into a letter agreement with Dr. Rosenthal (the “Rosenthal Agreement”), which provides for the terms and conditions of Dr. Rosenthal’s employment with the Company.  Pursuant to the Rosenthal Agreement, Dr. Rosenthal will continue to receive compensation for his services as Chairman of the Board, as well as for serving on any applicable committees, but such compensation will be solely for his continued service on the Board and not separately for his services as Executive Chairman or Principal Executive Officer.  His compensation for his services as Executive Chairman and Principal Executive Officer will be one dollar.  In accordance with the rules of the New York Stock Exchange, Dr. Rosenthal will no longer serve on committees of the Board that may only be composed of independent directors.  Dr. Rosenthal will be eligible to participate in the Company’s welfare and benefit plans generally available to the Company’s executive employees.

Dr. Rosenthal, age 63, has served as Chairman of the Company’s Board since 2016 and has been a member of the Company’s Board since 2007. Dr. Rosenthal has been the Chairman of the Board of Directors of Taconic Biosciences, Inc., a provider of research models for pharmaceutical and biotechnology researchers (“Taconic”), since 2019, and was Chief Executive Officer and a Director of Taconic from 2014 to 2018. From January 2010 to December 2013, he served as Chairman and Chief Executive Officer of IMI Intelligent Medical Implants, AG, a medical technology company that developed an intelligent retinal implant for degenerative retinal disorders. Dr. Rosenthal served as President and Chief Executive Officer of Magellan Biosciences, Inc., a provider of clinical diagnostics and life sciences research tools, from October 2005 to December 2009. From October 2003 until January 2007, Dr. Rosenthal also served as President and Chief Executive Officer of TekCel, Ltd., a provider of life sciences research tools.  From 1995 to 2003 Dr. Rosenthal served in various executive positions at life sciences companies. Dr. Rosenthal also is a director of Bruker Corporation and InVivo Therapeutics Holdings Corp.

On March 31, 2020, Brian J. Sisko, the President and Chief Executive Officer of the Company, stepped down as CEO of the Company, effective April 1, 2020. A separation agreement with Mr. Sisko will be disclosed once finalized.

The summary descriptions of the Salzman Agreement and the Rosenthal Agreement contained in this Current Report on Form 8-K are not complete and are qualified in their entireties by, and should be read in conjunction with, the complete text of the Salzman Agreement and the Rosenthal Agreement, which are filed as Exhibit 10.1 and Exhibit 10.2 hereto, respectively, and are incorporated herein by reference.

ITEM 7.01. Regulation FD Disclosure.

On April 6, 2020, the Company issued a press release announcing the appointment of Mr. Salzman as Chief Restructuring Officer, the appointment of Dr. Rosenthal as Executive Chairman and Mr. Sisko’s stepping down as CEO of the Company. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated into this Item 7.01 by this reference.

The information contained in this Item 7.01, including the information set forth in the press release attached hereto and incorporated by reference herein, is being “furnished” and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise. The information in the Item 7.01 shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, or into any filing or other document pursuant to the Exchange Act, except as otherwise expressly stated in any such filing.

ITEM 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Employment Agreement, dated March 30, 2020, by and between the Company and Eric Salzman.
10.2	Employment Agreement, dated April 1, 2020, by and between the Company and Robert J. Rosenthal.
99.1	Press Release of Safeguard Scientifics, Inc. dated April 6, 2020.
104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Safeguard Scientifics, Inc.

Date: April 6, 2020	By:	/s/ G. Matthew Barnard
Name: G. Matthew Barnard
Title: General Counsel

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